Exhibit 10.19

English Translation of Employment Agreement

Employer:	Duoyuan Digital Press Technology Industries (China) Co., Ltd.
Employee:	Baiyun Sun
Date:	December 26, 2007

Pursuant to “People’s Republic of China Labor Law,” “People’s Republic of China Employment Contract Law” and other related laws and regulations, Party A and Party B hereby voluntarily execute this agreement on the basis of equality and consensus, and will comply with all the terms of this agreement.

Section 1                      Basic Information of the Two Parties

Article 1

Party A	Duoyuan Digital Press Technology Industries (China) Co., Ltd.
Legal Representative or Agent	Wenhua Guo
Registered Address	Floor 4, No.3, Jinyuan Rd Daxing Industrial Development Zone, Beijing, China
Operation Address	Floor 4, No.3, Jinyuan Rd Daxing Industrial Development Zone, Beijing, China

Article 2

Party B	Baiyun Sun
Gender	Female
Type of Household Register (Agriculture type or Non-agriculture type)	Non-agriculture
Identification Card No.	xxxxx
Other Valid Certification	N/A
Starting Date for Party A
Family Address	No.143, Building 19, Miaopuxili, Fengtai District, Beijing Zip code: 100076
Residence Address	Room 301, 5th Unit, Building 9, Hongshengjiayuan, Xihongmen, Daxing District, Beijing Zip code：100076
Household Register Address	Dahongmen, Fengtai District, Beijing

Section 2       Terms

Article 3

This agreement has non-fixed term.  The agreement starts from December 26, 2007 and terminates when the conditions that are lawful or binding to this agreement arises.

Section 3         Working Responsibility and Working Place

Article 4

Party B agrees to hold assistant position, based on the needs of Party A.  Party B shall timely finish the quantity of work required by Party A and meet the quality standard required by Party A.  In case of the following situations, Party A has the right to adjust Party B’s work position, and Party B must comply:

(1)           The workload of the original position is insufficient and it isconsolidated with another position.
(2)           The original position is canceled due to reorganization andcorporate restructure.
(3)           The original position is canceled due to equipment or technology update.
(4)           The original position is canceled due to operational considerations.
(5)           Demand caused by other reasons.

Article 5

According to Party A’s work position requirements, Party B’s working location is in Beijing/Langfang/Shaoyang.  In case of the following situations, Party A can change Party B’s working location at any time, and Party B must comply:

(1)           Changing working location due to change of position.
(2)           Changing working location due to ease of management for Party A.
(3)           Changing department or company locations due to changes in operationstrategy or conditions.
(4)           Other changes caused by work demand.

Article 6

Party B’s work shall meet the standard required by its position.

In the following situations, Party A has the right to provide training for Party B or change Party B’s position, and Party B must comply:

(1)           Party B cannot finish the required work quantity and/or meet the quality standards.

(2)           Party B cannot meet the quota required by Party A.
(3)           Party B has not passed performance examination.
(4)           Party B’s working ability and performance cannot meet the standards required by his position.
(5)           Party A has arranged a third party substitute for Party B due to Party B’s absence.

Section 4     Work Time, Breaks and Holidays

Article 7

Party A arranges Party B to execute working time system No. 2.

(1)
Standard Work Time System: Party B works no more than 8 hours per day and no more than 40 hours per week. Party B does not work on Saturdays and Sundays. When Party A arranges Party B to work overtime, it must be pre-approved. If Party B works overtime without pre-approval from Party A, he will not be entitled to overtime benefit.Party B has the right to refuse overtime arrangement that is not preapproved.

(2)
Non-Fixed Work Time System: Taking into consideration the company’s attendance system, if it’s required by work, Party B shall extend his working time per company’s requirements. Except for weekends and holidays, Party B does not enjoy the overtime benefit. When company staff of company travel on company business, he or she will be working in accordance with Non-Fixed Work Time System.

Article 8

Party A shall guarantee Party B’s right to breaks and holidays. When Party A requires Party B to work overtime, Party A shall pay Party B overtime fee per PRC regulations. When Party A arranges Party B to work overtime on weekends or holiday, Party A can arrange adjusted break time for Party B.  If break adjustments are not possible, Party A shall pay overtime benefit to Party B per PRC regulations.

Section 5          Compensation

Article 9

Party A shall pay salary, in legal currency, to Party B before the 5th day of each month for previous month’s.  Monthly salary shall be based on the work position.  When work (including position) changes, the salary shall reflect the new work position.

Article 10

If Party B is waiting for work due to Party A’s low production, Party A shall pay Party B’s salary, which is no less than the minimum living standard system.

Section 6        Social Insurance and Other Benefits

Article 11

Both parties shall participate in the social insurance program per PRC regulation.  Party A shall process the relevant social insurance procedures for Party B and bear the corresponding obligation for social insurance.

Article 12

The medical treatment Party B receives due to sickness or non-work-related injures shall be in compliance with relevant PRC regulations. If Party B is hospitalized due to illness, then he shall be entitled to medical leave.

Article 13

The medical treatment Party B receives due to occupational illness or work-related injuries shall be in compliance with relevant PRC regulations.

Article 14

Party A provides the following benefits to Party B:

(1)           Pursuant to relevant  PRC social benefit regulations, Party Ashall pay the social benefit for Party B in full and on time.
(2)           Pursuant to relevant PRC housing fund regulations, Party A shall pay thehousing fund for Party B in full and on time.

Section  7           Work Protection, Labor conditions and Preventing Occupation Damage

Article 15

Party A shall provide Party B the necessary safety protection measures and protection tools given the working needs and in compliance with PRC employment safety and healthy regulations.

Article 16

Party A shall establish safety production system per PRC law and regulations.  Party B shall comply strictly with the safety production system.  Party B is prohibited from not complying with the related regulations, so as to avoid accidents and reduce work-related injuries.

Article 17

Party A shall establish and strengthen its system to prevent and treat occupational illnesses.

Section 8         Canceling, Determination, Renewal and Economic Compensation of the Agreement

Article 18

Part A and Party B can cancel, terminate, and renew the agreement according to People’s Republic of China Employment Contract Law and other related regulations.

Article 19

If Party B is proven to be not qualified during his trial employment period and meet one or more of the following criteria, Party A has the right to terminate the agreement immediately without  compensating Party B.

(1)           Party B refuses to execute company’s work related arrangement andrequirements.
(2)           Separation certificate shows that Party B lacks the requisite experienceor expertise required by his work.
(3)           Party B violated PRC law and regulations and was subjected to judicialfines.
(4)           According to the examination results, Party B is not qualified foremployment.

Article 20

Party B shall comply with Party A’s work related regulations and rules. When Party B violates those regulations and rules, Party A subject Party B to penalties and/or fines. In the following situations, Party A has the right to terminate the agreement immediately without compensating Party B.

(1)           Material violation human resources rules and system by Party B.
(2)           Absence for over three days without good reason.
(3)           Absence without leave for two or more times within a month.
(4)           Handling personal errands during working hours for three or more times.
(5)           Clocking in for other or have others clock in for him for three or moretimes.
(6)           Submission of fictitious certificate for sick leave, pregnancy leave,wedding leave and funeral leave.

(7)           Submission of fictitious work excuse certificate and overtime certificate.
(8)           Willful submission of fictitious certificates, papers and other documents.
(9)           Hiring relatives or other people related to Party B without pre-approval.
(10)           Violation of salary, bonus and/or reimbursement policies.
(11)           Refusal to execute company’s arrangement and its requirements.

The following situations are material violations by Party B of the administrative management system.

(1)           Personal phone calls during work hours for over two hours within onemonth.
(2)           Uses company funds to make personal phone calls during non-workinghours for over two hours within one month.
(3)           When delivering goods, failure to show delivery note and/or leave theplant by force.
(4)           Participation in work disturbance and/or negatively affect normal workenvironment and conditions.
(5)           Willfully tarnishing company’s reputation through rumors.
(6)           Stealing and damaging company property.

The following situations are material violations by Party B of the information management system.

(1)           Changing network setup beyond work scope, or negatively affect ITnetwork or infect IT network with a virus.
(2)           Using others’ computers for non-work related activities.
(3)           Engaging in non-work related activities, such as stock trading, onlinegames and operating personal website, during working hours.
(4)           Using company network to download and spread documents, films orsongs for three or more times.
(5)           Connecting personal computer company’s network without pre-approval.
(6)           Disassembling and/or assembling of company’s IT equipmentswithout pre-approval.
(7)           Using flash keys and/or other storage devises without pre-approval.

The following situations are material violations by Party B of the sales management system.

(1)           Failure to collect receivables three months after the invoice is issued.
(2)           Direct or indirect disclosure of company’s operating strategy, clientsmaterials or bid document/prices to competitors.
(3)           Direct or indirect introduction of customer to competitors.
(4)           Damaging company’s profit with customers and distributors.
(5)           Refusal to turn in payments.

Article 21

In case of material negligence, malpractice and robbery that causes damages to the company, Party A has the right to terminate the agreement immediately without compensating Party B.

(1)           Violation of fiduciary duties and material negligence, with loss of RMB3,000 or more.
(2)           Willful actions that causes loss of RMB 1,000 or more.
(3)           Failure to prevent damages to company or company property.
(4)           Fictitious reimbursement over RMB 500.
(5)           Receiving money or other items value over RMB 500 fromcustomers, distributors and/or suppliers.
(6)           Violation of company regulations related to giving customer internaloperating materials or staff archives without pre-approval.
(7)           Use of company’s official seal, official documents and/or copy of thebusiness license and articles of incorporation without pre-approval.

Article 22

If Party B’s engagement with other companies negatively impacts his work for Party A, and warning from Party A, Party B refuses to change, Party A has the right to terminate the agreement  without compensation. Party A has the right to terminate the agreement immediately without compensation.

(1)           Prior to Party B entering into this agreement with company, he has enteredinto another employment agreement with another company.
(2)           After Party B enters into this agreement with company, he enters intoanother employment agreement with another company.
(3)           After Party B enters into this agreement with company, he dose part timework for another company.
(4)           After Party B enters into this agreement with company, he establishes hisown company or individual business.

Article 23

When Party A terminates this agreement, Party A shall issue a certificate and shall assist with the transferring of Party B’s archives and social benefit.

Article 24
Party B shall handle the relevant departure procedures per Party A’s requirements. Severance payments, if applicable, shall be paid within one month after termination.

Article 25
Party B can terminate this agreement with 30-day written notice to Party A. Otherwise, Party B shall pay one-month salary to Party A in lieu of notice.  If Party B does not plan to renew this agreement, Party B shall send 30-day written notice to Party A prior to this agreement’s expiration.  If Party B terminates this agreement during trial employment period, he shall send 3-day written notice to Party A.  Otherwise, Party B shall pay 3-day salary to Party A in lieu of notice.

Article 26
If the objective situation on which this agreement was entered into changes and this agreement can not be executed, with mutual consent from both parties, this agreement can be amended. If one party seeks to amend, it shall provide the other party written notice and the other party shall send written reply within 15 days.  If the other party does not reply after 15days, then it shall constitute disagreement on the part of the other party to the proposed amendments.

Article 27
This agreement shall automatically terminate after it expires. Upon mutual consent, the two parties can re-enter into an agreement.  If they can not reach mutual consent, then the agreement will terminate and the two parties shall deal with the related procedures. If upon the agreement’s expiration, the company dose not terminate the agreement, then it shall constitute renewal of the agreement.

Article 28
During the agreement period, when Party A proposed to terminate this agreement, then Party A shall give Party B some economic compensation per state regulation.

Article 29
If Party B wants to terminate this agreement and does not want to renew the agreement as it expires, and if Party B was trained at the expense of Party A, then Party B shall repay the training expense as follows:

(1)
If Party B does not enter into a separate training agreement, and Party B was trained at the expense of Party A, and if he dose not work for Party A for one year during training period or after training period, then Party B shall return the training fee in full.  If he does not serve for two years, then 2/3 of training fee must be returned and 1/3 must be returned if not serving Party A for three years. If Party B has served company for three years, no training fee need to be returned.

(2)           If Party B has entered a separate training agreement, returns of trainingfees shall refer to terms of the training agreement.

Section 9          Confidentiality and Intellectual property
Article 30

Party B agrees that he will keep all business secrets and technology secret confidential.

(1)
Business secrets means the information and technology invented, obtained or controlled by company, including (but not limited to) products and service that have not been released, marketing information, technology information, management method, regulations and system, business plan, purchase materials, purchase channel, bids and base price on bids, pricing policy, customer list and staff archives.

(2)
Technology secrets refer the following that are researched and developed, or mastered by other legal methods, not released and can bring economic benefits or competitive advantages, including but not limited to design drawings (including draft), laboratory results and laboratory record, processes, formulas, samples, data and computer program etc. Technology information can be either technology solution with specified and complete technology that can formulate a product, process, material or their improvement or technology or partial technology elements that are included in a certain product, process, and material.

Article 31

During the duration of this agreement, if Party B discloses business secrets or technology secrets mentioned above to other people (whether they are employee of company or not) and commits material violation of such policies, then he will be dismissed immediately. If he materially violates the policies, Party A reserved the right to seek legal remedy.

Article 32

Unless otherwise consented by company in writing, Party B cannot make use of business secrets to carry on production or operation activities and he cannot use technology secrets for new research and development.

Article 33

Upon Party B’s departure from company, Party B shall return all records and/or documentations of business secrets and technology secrets. He can not take them after departure and/or copy or duplicate them.

Article 34

Intellectual property: Any invention, improvement, revision, discovery, assumption and other works related to Party A’s business made by Party B during the duration of this agreement are owned by Party A, and Party B agrees that all the intellectual property related to invention shall be owned by Party A for free.

Section 10        Limits on Competitive Industry

Article 35

Within two years of Party B’s departure from company, Party B shall not engage from the following:

(1)           Establish a company that competes with Party A.
(2)           Work for Party A’s competitor.
(3)           Work part time Party A’s competitor.
(4)           Induces other staff of company to leave Party A.
(5)           Engage in other competitive behavior.

Article 36

Party B agrees that he will not disclose the business secret or technology secrets to third party within two years after Party B’s departure. Party B also agrees that he will not use business secrets or technology secrets to compete with Party A or otherwise damage Party A’s profits. If Party B discloses the business secrets or technology secrets mentioned above, Party B shall indemnify all loss caused to Party A.

Article 37

Within two years after Party B’s departure, Party A shall pay monthly economic compensation based on the lowest living standards in the year of Party B’s departure.

Article 38

If Party B violates the limits on competitive industry and causes loss to Party A, then Party B shall indemnify with the minimum indemnification no less than three times economic loss by Party A and the maximum indemnification amount no more than the actual loss brought to Party A. If it is Party B causes Party A not be able to pay monthly economic compensation, then Party B shall still bear the indemnification obligation.

Section 11           Labor Disputes and Other

Article 39

If the two parties have disputes during the duration this agreement, they can seek arbitration from the Labor dispute Arbitration Committee. If the parties do not accept the arbitration results, then they can seek legal remedy at the people’s court.

Article 40

Party B’s communication address in the first section is for receiving the documents related to agreement. If it changes, then Party B shall notify Party A via written notice, otherwise any consequence due to communication disruption will be taken by Party B.

Article 41

The exhibits to this agreement are:

Exhibit 1: Copy of identification card of Party B (With Party B’s signature)
Exhibit 2: Copy of household register of Party B (With Party B’s signature)
Exhibit 3: Copy of academic certificate of Party B (With Party B’s signature)

Article 42

If any terms of this agreement are contrary to PRC laws and regulations, they shall be conformed to PRC regulations.

Article 43

There are two identical copies regarding this agreement with each party holding one.

Party A:  Duoyuan Digital Press Technology Industries (China) Co., Ltd. (Seal)

Legal Representative or Entrusted Agent: Wenhua Guo (Seal)

Party B: /s/ Baiyun Sun

Date: December 21, 2007